EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CONTACT:
John E. Shave
Vice President, Investor Relations and Corporate Communications
610.293.0600
SAFEGUARD SCIENTIFICS ANNOUNCES SECOND QUARTER 2007 RESULTS
Life Sciences Companies Revenue up 95%; Laureate Pharma was EBITDA Positive;
Acsis Growth Continued; Alliance Consulting Revenue Declined
Wayne, PA, August 2, 2007 – Safeguard Scientifics, Inc. (NYSE: SFE) today announced its financial results for the second quarter 2007. Safeguard reported consolidated revenue of $43.7 million for the second quarter, an 11% increase from $39.3 million for the same period in 2006, adjusted for discontinued operations. Net loss for the second quarter was $13.6 million as compared to a net loss of $9.2 million for the second quarter of 2006. Majority-held life sciences companies, Clarient and Laureate Pharma, combined for a 95% revenue increase year over year while reducing their combined losses by 55%. For the first time, Laureate Pharma was EBITDA positive for the quarter. Acsis grew revenue 12% year over year driven by a 22% increase in software solutions revenue. However, the aggregate revenue from the combined majority-held technology companies, Alliance Consulting and Acsis, declined 13% year over year.
“We continue to execute against our game plan by deploying capital and building value in our partner companies,” said Peter J. Boni, President and Chief Executive Officer of Safeguard. “We are pleased to welcome two new life sciences partner companies – Avid Radiopharmaceuticals and Cellumen – and are thrilled to have increased our stake in two existing partner companies – Authentium and Advanced BioHealing.”
Boni continued, “Avid is a leader in the development of molecular imaging products for neurodegenerative diseases such as Alzheimer’s and Parkinson’s Disease. Safeguard co-led the $26 million Series C financing round with AllianceBernstein Venture Fund, with additional funding provided by Pfizer Strategic Investments Group, and Lilly Ventures. Avid plans to use this capital to advance its pipeline of novel molecular imaging agents to revolutionize early detection, diagnosis and monitoring of neurodegenerative diseases. We also led the $8.7 million Series B financing round for Cellumen, a cellular systems biology company whose technology optimizes the drug discovery process by inserting biosensors and cell manipulation reagents into different types of cells to measure response to drugs before clinical testing.”
Raymond J. Land, Senior Vice President and Chief Financial Officer of Safeguard stated, “During the second quarter, Safeguard provided $7.3 million to Avid for a 14% stake; deployed $6 million to Cellumen for a 40% stake; increased our stake in Authentium from 12% to 20% with the deployment of an additional $3 million; and increased our stake in Advanced BioHealing from 24% to 28% for an additional $2.7 million. A total of $40.5 million was deployed through the first half of 2007. We believe this activity demonstrates our previously announced commitment to deploy capital in new, high-potential situations.”
Subsequent to the quarter ended June 30, 2007, Safeguard led a $9.7 million Series D financing round to obtain an $8 million stake in Broadband National Inc., an internet media company that operates a network of shopping websites focused on digital services and products such as high speed internet, digital phone, VoIP, digital TV and music.

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	1

Existing investors Constellation Ventures and select angel round contributors also participated in this round. The proceeds will help Broadband National expand into new vertical markets, continue development of its technology platform, pursue selective acquisitions and provide partial liquidity to a founder.
LIFE SCIENCES PARTNER COMPANIES
Second Quarter Highlights – Majority Holdings
Clarient (NASDAQ: CLRT), a comprehensive cancer diagnostics company, again reported healthy year over year revenue growth. During the second quarter, Clarient’s revenue was $10.3 million, a 62% increase as compared to $6.4 million for the same period in 2006. This represents Clarient’s 12th consecutive quarter of sequential revenue growth. Clarient also had a record quarter of adding new customers and is on track towards cash flow break even by year end.
Laureate Pharma, a provider of bioprocessing manufacturing services, continued its record of impressive performance with revenue up 178% from a year ago, at $6.9 million. This steep growth is being driven by Laureate Pharma’s impressive list of active clients and robust pipeline of activity. The company was EBITDA positive for the second quarter, the first time in the company’s history.
Second Quarter Highlights – Minority Holdings
Rubicor Medical, a leader in the development of revolutionary breast biopsy and tissue removal technologies, is in early commercialization stages and is now shipping its minimally invasive core biopsy and lumpectomy devices. Advanced BioHealing, a leader in the science of regenerative medicine, launched its FDA-approved product Dermagraft®, for the treatment of diabetic foot ulcers, and saw monthly revenue cross the $1 million mark in June.
TECHNOLOGY PARTNER COMPANIES
Second Quarter Highlights – Majority Holdings
Acsis, a leader in connecting people, devices and supply chains with enterprise business systems, saw its strategic transition to software solutions continue with 22% year over year growth in that area more than offsetting declines in legacy hardware sales. Revenue during the second quarter was $5.1 million, a 12% increase as compared to the same period in 2006.
Alliance Consulting, which provides business intelligence solutions to Fortune 2000 clients, posted Q2 revenue of $21.4 million, which was in-line with Q1 2007, and down from Q2 2006. Results were driven by the declines in several existing accounts which offset new business wins, with slightly better utilization. Alliance developed and is implementing a second half improvement plan, which includes improving sales team productivity, aggressively implementing expense and delivery management improvements, and discontinuing lower margin projects. With a stronger backlog for the second half of 2007 as compared to the first half, the completion of several low margin projects combined with their second half improvement plan, we believe that Alliance has taken steps to improve its performance for the second half of 2007.
Second Quarter Highlights – Minority Holdings
Beyond.com, a leading provider of online technology and career services to job seekers and corporations throughout the United States, and Portico Systems, a leading software solutions provider for regional and national health plans looking to optimize provider network operations and streamline business processes, continue to execute against their strategic plans and are rapidly growing revenues. Authentium, a leading

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	2

developer of security software-as-a-service technologies and systems, prepares to launch its next generation state-of-the-art security software and has recently signed contracts with major ISPs in the UK and Australia.
BOARD APPOINTMENT
Safeguard also announced that it had appointed Robert J. Rosenthal, Ph.D. to its board of directors. Dr. Rosenthal has more than 20 years of experience building value for customers, shareholders and employees in companies serving the biomedical and diagnostics industries. Dr. Rosenthal has served as President, CEO and Director of Magellan Biosciences, Inc.; President, CEO and Director of TekCel, Ltd.; President and CEO of Boston Life Sciences, Inc.; President and CEO of Magellan Discovery Technologies, LLC; Senior Vice President of PerkinElmer Corporation (NYSE: PKI); and various executive positions at Thermo Optek Corporation. Dr. Rosenthal is also a director of Matritech (AMEX: MZT) and a member of the Board of Advisors of the University of Maryland.
SAFEGUARD SECOND QUARTER 2007 EARNINGS CONFERENCE CALL
Date: Thursday, August 2, 2007
Start Time: 9:00 am ET
Call-in Number: 1-877-407-0782
(International) +201-689-8567
Please call at least 10 minutes prior to call to register.
Replay Number: 1-877-660-6853
(International) +201-612-7415
Replay Access Codes: Account# 286 – Conference ID# 249298
Both access codes are required for playback. Replay available through August 24, 2007 at 11:59pm ET.
Webcast: www.safeguard.com/earnings
About Safeguard
Safeguard Scientifics, Inc. (NYSE: SFE), a holding company, builds value in growth-stage technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operational and management resources to our partner companies. Safeguard participates in growth buyout financings, including corporate spin-outs and management buyouts, expansion financings, industry consolidations and early-stage financings. www.safeguard.com
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	3

other uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
[financials to follow after page break]
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Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com	4

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006
Assets
Cash and cash equivalents and marketable securities — Parent	$125,735	$154,088
Cash and cash equivalents and marketable securities — Subsidiaries	4,888	7,079
Other current assets	46,343	42,116
Current assets of discontinued operations	—	11,703

Total current assets	176,966	214,986
Ownership interests in and advances to companies	87,075	54,548
Goodwill and intangible assets, net	93,396	92,402
Other	65,241	63,595
Non-current assets of discontinued operations	—	17,850

Total Assets	$422,678	$443,381

Liabilities and Shareholders’ Equity
Lines of credit	$35,154	$25,014
Other current liabilities	45,996	49,498
Current liabilities of discontinued operations	—	3,465

Total current liabilities	81,150	77,977
Other long-term liabilities	21,269	20,846
Convertible senior debentures	129,000	129,000
Non-current liabilities of discontinued operations	—	1,656
Redeemable stock-based compensation	572	2,021
Total shareholders’ equity	190,687	211,881

Total Liabilities and Shareholders’ Equity	$422,678	$443,381

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue	$43,732	$39,286	$83,241	$76,592
Operating expenses	55,235	52,823	110,026	104,150

Operating loss	(11,503)	(13,537)	(26,785)	(27,558)
Other income, net interest, equity loss and minority interest	(2,751)	586	(2,401)	4,798

Net loss from continuing operations before income taxes	(14,254)	(12,951)	(29,186)	(22,760)
Income tax benefit	710	1,284	696	1,275

Net loss from continuing operations	(13,544)	(11,667)	(28,490)	(21,485)
Income (loss) from discontinued operations, net of income taxes	(21)	2,432	3,260	5,798

Net loss	$(13,565)	$(9,235)	$(25,230)	$(15,687)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.11)	$(0.10)	$(0.23)	$(0.18)
Net income from discontinued operations	—	0.02	0.03	0.05

Net loss per share	$(0.11)	$(0.08)	$(0.20)	$(0.13)

Weighted average shares outstanding
Basic and Diluted	122,338	121,499	122,227	121,390

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue
Acsis	$5,140	$4,584	$9,355	$8,985
Alliance Consulting	21,393	25,868	42,850	51,080
Clarient	10,336	6,366	19,193	11,881
Laureate Pharma	6,863	2,468	11,843	4,646

Total Segment Results	$43,732	$39,286	$83,241	$76,592

Operating Loss from Continuing Operations (a)
Acsis	$(2,211)	$(1,884)	$(4,850)	$(4,128)
Alliance Consulting	(1,232)	(678)	(2,745)	(950)
Clarient	(2,309)	(3,155)	(5,575)	(6,814)
Laureate Pharma	(286)	(2,478)	(1,876)	(4,722)

Total Segment Results	(6,038)	(8,195)	(15,046)	(16,614)
Other Items (d)	(5,465)	(5,342)	(11,739)	(10,944)

	$(11,503)	$(13,537)	$(26,785)	$(27,558)

Safeguard Share of Net Income (Loss) from Continuing Operations (b)
Acsis	$(2,227)	$(1,776)	$(4,867)	$(3,905)
Alliance Consulting	(1,437)	(828)	(3,096)	(1,314)
Clarient	(1,473)	(1,834)	(3,430)	(3,873)
Laureate Pharma	(547)	(2,634)	(2,336)	(4,964)
Other Companies (c)	(4,250)	(958)	(5,979)	350

Total Segment Results	(9,934)	(8,030)	(19,708)	(13,706)
Other Items (d)	(3,610)	(3,637)	(8,782)	(7,779)

Net Loss from Continuing Operations	$(13,544)	$(11,667)	$(28,490)	$(21,485)

(a) Operating Loss from Continuing Operations represents the revenue less operating expenses of each segment, and excludes any allocation to minority interest.
(b) Safeguard Share of Net Income (Loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.
(c) Other Companies includes those companies in which Safeguard has less than a majority interest, as well as our ownership in funds. Other Companies consists primarily of equity income (loss) and gain (loss) on the sale of companies and funds, both of which are reported below the operating income (loss) line.
(d) Other Items includes corporate expenses and income taxes.

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)
Additional Financial Information
To assist investors in understanding Safeguard and our partner companies, we are providing additional financial information on our partner companies, including carrying value by majority partner company, as well as aggregate cost and carrying value for all of our minority partner companies and other holdings. Carrying value of a partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges.The carrying value and cost data reflect our percentage holdings in the partner companies.

June 30,
2007
Safeguard Carrying Value by Majority Partner Company
Acsis	$16,802
Alliance Consulting	60,599
Clarient	9,187
Laureate Pharma	9,081

$95,669

	Carrying Value	Cost
Safeguard Carrying Value and Cost
Minority Partner Companies	$78,450	$143,277
Other holdings	8,625	34,764

	$87,075	$178,041

Total Carrying Value	$182,744

Laureate Pharma reported positive earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the second quarter of 2007. We believe that EBITDA represents a useful measure of assessing the performance of Laureate Pharma, as it reflects its business momentum without the impact of certain non-cash items. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles (GAAP). Safeguard is providing this financial information to enhance understanding of the Laureate Pharma segment within Safeguard’s GAAP consolidated financial statements and it should be considered by investors in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Below is a reconciliation of EBITDA to net loss from continuing operations before income taxes for Laureate Pharma.

Three Months Ended
June 30, 2007
EBITDA for Laureate Pharma
Net loss from continuing operations before income taxes	$(547)
Add:
Interest expense, net	261
Depreciation	769

EBITDA	$483